Exhibit 5


                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219

                                                        FILE NO.:  37567.000045
                                                   DIRECT DIAL:  (804) 788-8200



                                November 22, 1996


Board of Directors
City Holding Company
3601 MacCorkle Avenue, S.E.
Charleston, West Virginia  25304

                              City Holding Company
                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

         We are acting as counsel for City Holding Company in connection with the registration under the Securities Act of 1933 of 481,000 shares of its Common Stock. The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission and relating to the Company's acquisition of The Old National Bank of Huntington. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of West Virginia.

         2. The Common Stock has been duly authorized and, when shares of Common Stock have been issued as described in the Registration Statement, they will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams